UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
 Date of Report (Date of earliest event reported): May 18, 2023

 SEALED AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (980)-221-3235
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

Appointment of Veronika Johnson as Chief Accounting Officer and Controller
On May 18, 2023, the Board of Directors of Sealed Air Corporation (the “Company”) approved the appointment of Ms. Veronika Johnson, age 41, as Chief Accounting Officer and Controller of the Company, effective immediately. Since 2018, Ms.Johnson has served as the Company’s Vice President, Global Business Services, responsible for record-to-report, order-to-cash and procure-to-pay transaction processing across the globe. Prior to that, she served in various accounting leadership positions since joining the Company in 2015. Prior to joining the Company, Ms. Johnson spent over 8 years in public accounting in roles of increasing responsibility. Ms. Johnson is a Certified Public Accountant in North Carolina.
Ms. Johnson will receive a one-time equity award in the form of time-vesting restricted stock units valued at $200,000. The restricted stock units will vest in three substantially equal annual installments starting on the first anniversary of the grant date, subject to earlier vesting in case of Ms. Johnson's death or disability or her involuntary termination following a change in control of the Company in accordance with the Company’s standard form of restricted stock unit award agreement. Ms. Johnson will receive base salary at the annual rate of $310,000, to be reviewed annually, and will have a target bonus equal to 45% of her base salary, with the actual bonus amount to be determined based on Company performance consistent with the 2023 annual bonus program applicable to the Company’s other senior executives. Ms. Johnson will also be eligible for annual grants of long-term incentive awards consistent with awards for other senior executives, with her 2024 grants targeted at 65% of her base salary.
There are no family relationships between Ms. Johnson and the Company’s directors and executive officers, no arrangements or understandings between Ms. Johnson and any other person requiring disclosure under Item 401(b) of Regulation S-K and no transactions with related persons requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Angel S. Willis
	Name:	Angel S. Willis
	Title:	Vice President, General Counsel and Secretary
(Duly Authorized Officer)
Date: May 22, 2023